Exhibit 99.1

Servotronics, Inc. Names Harrison W. Kelly III as New Chief Operating Officer

ELMA, N.Y., January 31, 2024 – Servotronics, Inc. (NYSE American – SVT), a designer and manufacturer of servo-control components and other advanced technology products, today announced that Harrison W. Kelly III has been appointed as its new Chief Operating Officer (COO). With over twenty years of experience in executive operations leadership and practical engineering across aerospace, automotive and medical device manufacturing, Dr. Kelly brings a wealth of expertise to lead the Company's operational and strategic initiatives.

As the COO of Servotronics, Dr. Kelly will play a pivotal role in leading the Company’s operations to meet the growing needs of its customers in the commercial aerospace industry, while supporting growth initiatives in other markets. He will be focused on developing a robust overall supply chain through continuous improvement and quality initiatives, which is in alignment with the Company’s long-term strategic plan. Dr. Kelly’s track record of technical expertise, experience and success underscores the Company’s dedication to innovation and excellence in the dynamic aerospace industry.

"We are fortunate to have someone like Harrison, who has a solid background and a wealth of experience, to join our leadership team and focus on enhancing our operations. His deep understanding of manufacturing operations, supply chain management, and business strategy will be valuable for our growth and success," said Servotronics’ CEO William J. Farrell, Jr.

Dr. Kelly commented, "I am excited to join Servotronics and I look forward to working with the team to continue efforts to strengthen operations and enhance the quality of our products and services."

Prior to joining Servotronics, Dr. Kelly served as the President of ProVision, LLC. where he focused on developing quality and regulatory management systems and designing customized operational plans to improve efficiencies and reduce costs. Dr. Kelly has also served as the Chief Quality Officer, Director of Engineering, Director of Operations, and Director of Quality Management Systems at Curbell, Inc. Dr. Kelly has previously been appointed as Professor of Practice and Director of Undergraduate Studies at the University at Buffalo, and has authored multiple book chapters and technical publications. Dr. Kelly was awarded Best Teaching Faculty of the Year by the School of Engineering and Applied Sciences University at Buffalo in 2021 and won the Impact Teacher Award from the National Society of Leadership and Success in 2022.

Dr. Kelly earned his Ph.D. in Industrial and Systems Engineering from the University at Buffalo, a Master of Science in Applied and Mathematical Statistics from the Rochester Institute of Technology, and a Bachelor of Arts in Theoretical Statistics from the University at Buffalo.

1110 Maple Road, PO Box 300 | Elma, New York 14059-0300 | 716-655-5990 | www.servotronics.com

ABOUT SERVOTRONICS

Servotronics designs, develops and manufactures servo controls and other components for various commercial and government applications including aircraft, jet engines, missiles, manufacturing equipment and other aerospace applications at its operating facilities in Elma and Franklinville, New York.

FORWARD-LOOKING STATEMENTS

This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “project,” “believe,” “plan,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve numerous risks and uncertainties which may cause the actual results of the Company to be materially different from future results expressed or implied by such forward-looking statements. There are a number of factors that will influence our future operations, including: uncertainties in today’s global economy, including political risks and adverse changes in legal and regulatory environments; the ability to implement our corporate strategies; the state of the aerospace and defense industries; the introduction of new technologies and the impact of competitive products; the ability to sustain, manage or forecast our growth and product acceptance to accurately align capacity with demand; risks related to constraints and disruptions in the global supply chain and labor markets; the demand for and market acceptance of new or existing aircraft which contain our products; risks related to our concentration of revenue among a relatively small number of customers; the availability of financing and changes in interest rates; the outcome of pending and potential litigation; our ability to attract and retain key executives and employees; and the additional risks discussed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company assumes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SERVOTRONICS, INC. (SVT) IS LISTED ON NYSE American

Company Contact:

 William F. Farrell, Jr.

 Chief Executive Officer

 (716) 655-5990